UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2017

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500

Boston, MA 02114

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 570-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The Purchase Agreement

On September 14, 2017, New York REIT, Inc. (the “Company”), through a wholly owned subsidiary (the “Seller”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with WWP JV LLC (the “Purchaser”), pursuant to which the Purchaser agreed to purchase 48.7% of the membership interests (the “Acquired Interests”) in WWP Holdings, LLC (“WWP”) from the Seller, the indirect owner of the Worldwide Plaza property (the “Property”), a mixed use building located on Eighth Avenue between 49th and 50th Streets in Manhattan containing approximately 2.05 million rentable square feet, including approximately 1.8 million rentable square feet of office space.

The Purchaser is a joint venture between SL Green Realty Corp. (“SLG”) and a private equity fund sponsored by RXR Realty LLC (“RXR”). Following the closing of the acquisition of the Acquired Interests (the “Closing”), the Seller would own 50.1% of the membership interests in WWP, the Purchaser would own 48.7% of the membership interests in WWP and WWP Sponsor, LLC, a legacy owner of WWP (the “Comfort Member”) would continue to own the 1.2% of the membership interests in WWP it currently owns.

The description of the Purchase Agreement, as well as certain agreements that are exhibits thereto, in this Current Report on Form 8-K is a summary and is qualified in its entirety by the complete terms of the Purchase Agreement (including certain exhibits thereto), a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Purchase Price

The purchase price of the Acquired Interests is expected to be approximately $255.7 million, representing the product of (i) $1.725 billion (the agreed-to value of the Property) minus the outstanding principal amount of any Qualified Financing (as defined below), which is expected to be $1.2 billion, multiplied by (ii) 48.7%, subject to certain customary real estate prorations which survive for 12 months and certain customary adjustments. In connection with the execution of the Purchase Agreement, the Purchaser deposited a $50.0 million down payment (the “Down Payment”) into escrow with a title company, which will be credited against the purchase price if the Closing occurs and may be retained by the Seller if the Closing does not occur for certain reasons described in more detail below.

Proceeds of a Qualified Financing, and cash from the release of the loan reserves held under the mortgage and mezzanine loans currently encumbering the Property which have an outstanding principal balance of $875.0 million (the “Existing Loans”) in excess of the amounts required to be paid to defease the Existing Loans will be distributed pro rata to the Seller and the Comfort Member immediately prior to Closing.

Qualified Financing

The Purchaser has agreed to use commercially reasonable efforts to arrange for one or more new mortgage and/or mezzanine loan financings meeting, among other things, certain principal amount and term qualifications (a “Qualified Financing”), the proceeds from which would be used to effectuate the defeasance of the Existing Loans and pay all related fees, costs and expenses and certain costs and expenses related to the closing of the Qualified Financing. The amount required to be paid to defease the Existing Loans is estimated, based on current interest rates, to be $116.5 million if defeased on or before November 3, 2017, the date the Closing is scheduled to occur, subject to certain adjournment rights described in more detail below. As of the date hereof, the Purchaser has received a term sheet from an institutional lender for a potential Qualified Financing with aggregate mortgage and potential mezzanine indebtedness of approximately $1.2 billion.

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Closing and Termination

The Closing is scheduled to occur on or before November 3, 2017, subject to the waiver and satisfaction of various closing conditions and the Purchaser’s right to adjourn such Closing by up to 90 days, subject to the terms of the Purchase Agreement. The Seller also has the right to adjourn the Closing under certain circumstances. The Purchase Agreement may be terminated by the mutual written consent of Seller and Purchaser or by either party if the Closing does not occur by February 2, 2018.

The Seller’s obligation to close is subject to satisfaction of, among other conditions, the defeasance of the Existing Loans and the consummation of a Qualified Financing. The Purchaser’s obligation to close is subject to satisfaction of, among other conditions, receipt of certain tenant estoppels and the satisfaction of the conditions to the defeasance of the Existing Loans (other than solely on account of Purchaser’s failure to consummate a Qualified Financing).

If the Purchaser is unable to timely satisfy the conditions to the Seller’s obligations to close as a result of a default by the Purchaser under the Purchase Agreement, the Purchase Agreement may be terminated by either party. The Seller retains the Deposit if the transactions contemplated by the Purchase Agreement are not completed because the Purchaser defaults in its obligation to consummate the transactions contemplated by the Purchase Agreement. The Seller also retains the Deposit if the transactions contemplated by the Purchase Agreement are not completed because a Qualified Financing cannot be obtained, other than as a result of a default by the Seller under the Purchase Agreement.

The Consent Agreement

On September 14, 2017, the Seller and the Comfort Member entered into a consent agreement (the “Consent Agreement”), pursuant to which the Comfort Member has agreed to consent to the admission of the Purchaser as a member of WWP and the amendment and restatement of the limited liability company agreement of WWP in an agreed form (as so amended and restated, the “LLC Agreement”).

The description of the Consent Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the complete terms of the Consent Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

The WWP LLC Agreement

Management of WWP

Under the LLC Agreement, the Purchaser will be the administrative member and will have the authority to operate WWP in accordance with the annual business plan and annual budget, except for certain major decisions which must be approved by the board of managers of WWP (the "Board of Managers"), including at least one manager appointed by Seller (provided, however, that certain Operational Major Decisions (as defined in the LLC Agreement) may be approved with the consent of Seller and Purchaser. The Comfort Member will not have any representation on the Board of Managers and will only have rights as a member of WWP with respect to certain limited items.

Pursuant to the LLC Agreement, if a Key Person Event (as defined in the LLC Agreement) occurs and is not cured, the Seller will lose consent rights relating to property-level major decisions, including approval of the annual budget. A Key Person Event would occur if Wendy Silverstein (or her replacement) is not actively involved in the performance of her duties on behalf of the Seller. A Key Person Event can be cured if a replacement is appointed with the consent of the Purchaser within 90 days of occurrence of the applicable Key Person Event.

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Capital Contributions

As more fully described in the LLC Agreement, each of the Purchaser and the Seller (but not the Comfort Member) will be required to contribute its pro rata share of the capital required in accordance with the initial budget and business plan and in connection therewith the Seller has agreed to reserve amounts needed to satisfy these capital requirements. If the Seller fails to contribute its share of the initial budget and business plan, it will lose consent rights relating to property-level major decisions, including approval of the annual budget.

Transfer of Membership Interests

Membership interests in WWP held by the Purchaser or the Seller may not, directly or indirectly, be transferred or sold without consent of the other member, subject to certain conditions and exceptions, including an indirect transfer of not more than 49% of the member’s membership interest, provided that the transferee has no right to participate in the management or operations of WWP or any decision or consent rights exercisable by the transferor, and that the Seller may sell its membership interest, in whole but not in part, subject to the Purchaser’s right of first offer.

The Comfort Member will have a right to require WWP to repurchase the Comfort Member’s 1.2% membership interests at fair market value, subject to the terms of, and as further set forth in, the LLC Agreement. If this right is exercised, the Purchaser will contribute the capital required to fund the repurchase and its membership interests in WWP would increase by the amount of the membership interests repurchased. The Comfort Member does not otherwise have the right to directly or indirectly transfer its membership interests without the consent of the Seller and the Purchaser (subject to certain exceptions for indirect transfers).

Forced Sale

In accordance with procedures as more fully described in the LLC Agreement, on the 51 month anniversary of the Closing (subject to extension to the 60 month anniversary by the Seller upon notice to the Purchaser given no later than the 48 month anniversary of Closing), either the Seller or the Purchaser may elect to cause WWP to market and sell the Property.

Certain Distributions

Prior to distributions to the Seller, the Purchaser will be entitled to distributions from WWP with respect to, among other things, certain transfer taxes with respect to which the Seller agreed to indemnify the Purchaser and certain other amounts due arising out of the Purchase Agreement.

Plan of Liquidation Amendment

The Company’s plan of liquidation, which provides that, as part of liquidating the Company, the Company could take actions to preserve the value of the Company’s assets, was amended (the “Plan of Liquidation Amendment”), as permitted under the plan of liquidation approved by the shareholders, to clarify that the Company can consummate the transactions contemplated by the Purchase Agreement which are designed to preserve the value of WWP through this transaction. In reaching this conclusion, the Company’s board of directors consulted with its independent counsel and received advice from management and independent financial advisors on the transaction.

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The description of the Plan of Liquidation Amendment in this Current Report on Form 8-K is a summary and is qualified in its entirety by the complete terms of Plan of Liquidation Amendment, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Property Management and Leasing Agent

Following the Closing, an affiliate of SLG and/or RXR will serve as the exclusive property manager and leasing agent for the Property pursuant to a property management and leasing agreement and will be obligated to assist the Purchaser in the preparation of the annual business plan.

Item 7.01. Regulation FD Disclosure.

On September 14, 2017, the Company issued a press release announcing the execution of the Purchase Agreement and related matters, a copy of which is filed as Exhibit 99.1 hereto.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Such press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the transactions contemplated by the Purchase Agreement and the refinancing of the Existing Loans are subject to conditions and may not be completed on a timely basis, or at all; if the transactions contemplated by the Purchase Agreement are not completed, the Company will not realize the benefits expected from their completion; and other factors, many of which are beyond Company’s control, including other factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Amendment to Plan of Liquidation

10.1	Membership Interest Purchase Agreement, dated as of September 14, 2017, between ARC NYWWPJV001, LLC and WWP JV LLC*

10.2	Consent Agreement, dated as of September 14, 2017, between New York REIT, Inc. and WWP Sponsor, LLC

99.1	Press Release dated September 14, 2017

* Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2017	NEW YORK REIT, INC.

	By:	/s/ Wendy Silverstein
Wendy Silverstein
Chief Executive Officer and President

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